Exhibit 99.1

BJ's Restaurants Introduces Over 20 New Menu Creations Nationwide

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--June 2, 2009--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the national introduction of over 20 new menu creations. Starting at just $7.95, the menu features new entrees and appetizers, as well as an extensive list of new beverages.

The new menu items include:

  Four new BJ’s Flatbread Appetizer Pizzas
    Margherita Fresca
    California Club
    Fresh Basil with Italian Sausage
    Grilled Chicken Pesto
  Thai Shrimp Lettuce Wraps
  Italian Market Salad
  Southwestern Deep Dish Pizza
  BJ’s Classic Combo Deep Dish Pizza
  An extensive new beverage menu including:
    BJ’s Nit Wit® Seasonal Beer
    Freshly Muddled Mojitos
    Signature Margaritas
    Martinis
    BJ’s Favorite Cocktails

“To date, our restaurant guests and team members have strongly embraced our innovative menu additions,” said Matt Hood, BJ’s Chief Marketing Officer. “This is by far our most extensive menu upgrade in several years, and is intended to further leverage BJ’s competitive positioning as a ‘casual-plus’ concept that offers a higher quality, more differentiated dining experience to consumers at a ‘mass market’ casual dining price point.”

All BJ's Restaurants feature an extensive menu with over 100 menu items that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

BJ's Restaurants, Inc. currently owns and operates 84 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 84 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Matt Hood of BJ's Restaurants, Inc. at 714-500-2400.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, 714-500-2400